Exhibit 99.1

NexMetals Welcomes Former Kinross Gold COO Warwick Morley-Jepson to the Board of Directors

Vancouver, British Columbia, January 8, 2026 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (“NEXM” or the “Company”) announces that Warwick Morley-Jepson has been appointed to the board of directors (“Board”) effective today. Mr. Morley-Jepson will also assume the role of Co-Chair, alongside Philipa Varris, the current chair of the Sustainability Committee, of the Board’s newly formed Safety, Sustainability and Technical Committee.

Mr. Morley-Jepson has a distinguished mining career spanning more than 40 years in the precious and base metal sectors. In his early career he held numerous senior operational and project development roles, later progressing to executive positions within recognised global mining companies. His previous experience includes a period of 7-years at Kinross Gold Corporation where he progressed from a mine operations role as Regional Vice President to Executive Vice President and Chief Operating Officer responsible for the company’s operations and project development activities globally. He later went on to serve as Executive Vice President and Chief Operating Officer for Ivanhoe Mines. From 2017 Warwick has been appointed to the boards of numerous mining companies, most recently serving seven years at Wesdome Gold Mines, where he held the position of Chairman of the board of directors as well as Interim Chief Executive Officer.

On behalf of the Board, Paul Martin, Chairman of the Board, said “We are extremely pleased to welcome Warwick to the Board. The addition of his significant experience in project development and mine operations around the world is especially well-timed as the Company proceeds to optimize the path forward for its Selebi and Selkirk assets. His leadership, as Co-Chair of the newly formed Safety, Sustainability and Technical Committee, will be critical in guiding the Board and management through the key project decisions in front of us”.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a TSXV and NASDAQ listed mineral exploration and development company focused on redeveloping the past-producing Selebi and Selkirk copper-nickel-cobalt-platinum group element mines in Botswana. NexMetals has confirmed the scale of mineralization is larger than historical estimates, supported by NI 43-101-compliant resource estimates, with ongoing down-hole geophysics, drilling, and metallurgical programs aimed at expanding resources and supporting future economic studies. The Company is led by an experienced management and technical team with a proven track record in global mineral projects, emphasizing disciplined execution, transparent governance, and long-term stakeholder value creation.

For further information about NexMetals Mining Corp., please contact:

Paul Martin

Chair of the Board

pmartin@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

1-833-770-4334

Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company, including expanding resources and redeveloping the Selebi and Selkirk projects and the intended preparation of initial economic studies for the projects. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.ca), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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